Exhibit 99.1

Ivanhoe Energy board announcement

VANCOUVER, Feb. 16, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) announced today the resignation of Randolph Thornton from the company's Board of Directors, effective February 13. Mr. Thornton has served as a director of the company since November, 2014.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). For more information about Ivanhoe Energy Inc., please visit www.ivanhoeenergy.com.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 07:30e 16-FEB-15